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                                                                       EXHIBIT 5

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                    GMO TRUST

                         Effective as of March 24, 2005

                                    ARTICLE 1

                            Agreement and Declaration
                          of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of GMO Trust (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.

                                    ARTICLE 2

                              Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the President, or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the person or persons calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail or courier at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone, telex or telecopy or other electronic means (including by facsimile, telephone voice-message or e-mail) in each case at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

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2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

2.6 Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7 Presence through Communications Equipment. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

2.8 Committees. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

With respect to a Pricing Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Section
2.3 of these By-Laws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Pricing Committee of the Trustees to provide notice by telephone or to send notice by telegram, telex or telecopy or other electronic means (including by facsimile, by telephone voice-message or e-mail) in each case at least fifteen minutes before the meeting.

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                                    ARTICLE 3

                       Officers and Chairman of the Board

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not, be a Trustee or shareholder of the Trust. Any two or more offices may be held by the same person.

3.2 Election and Tenure. The President, the Treasurer, the Clerk, and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his successor is elected or qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 Chairman of the Board. There shall be a Chairman of the Board, who shall not be an officer of the Trust. The functions of the Chairman of the Board may be performed by more than one person. Any Chairman of the Board shall be elected by a majority of the Trustees, including a majority of the disinterested Trustees if required by the Investment Company Act of 1940, as amended (the "Investment Company Act"). If required by the Investment Company Act, any Chairman of the Board shall be a disinterested Trustee and may, but need not, be a shareholder of the Trust. The powers and duties of the Chairman of the Board shall include any and all such powers and duties relating to the Trustees as, from time to time, may be conferred upon or assigned to the Chairman of the Board by the Trustees or as may be required by law, provided that the Chairman of the Board shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out his responsibilities and duties, the Chairman of the Board may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's investment adviser and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the disinterested Trustees if required by the Investment Company Act, may appoint one or more persons to perform the duties of the Chairman of the Board in the event of his absence at any meeting or in the event of his disability. The Chairman of the Board shall serve until his successor is elected or qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

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3.5 President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.6 Chief Executive Officer. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. If no such designation is made, the President shall be the Chief Executive Officer.

The Chief Executive Officer shall serve as the principal executive officer of the Trust for purposes of the Trust's regulatory filings, including without limitation all filings relating to the Trust's registration statement (including amendments thereto) and all certifications required pursuant to the Sarbanes-Oxley Act of 2002 and its implementing rules and regulations (together, the "Sarbanes-Oxley Act"). The Chief Executive Officer shall also serve as the principal executive officer of the Trust for all other purposes in connection with the Trust's compliance with the Sarbanes-Oxley Act, including, together with the Treasurer, responsibility for establishing, maintaining and evaluating disclosure controls and procedures for the Trust.

3.7 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chief Executive Officer.

The Treasurer shall serve as the principal financial and accounting officer of the Trust for purposes of the Trust's regulatory filings, including without limitation all filings relating to the Trust's registration statement (including amendments thereto) and all certifications required pursuant to the Sarbanes-Oxley Act. The Treasurer shall also serve as the principal financial officer of the Trust for all other purposes in connection with the Trust's compliance with the Sarbanes-Oxley Act, including, together with the Chief Executive Officer, responsibility for establishing, maintaining and evaluating disclosure controls and procedures for the Trust.

3.8 Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees, an assistant Clerk, or if there be none or if he is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 Resignations and Removals. The Chairman of the Board may resign from his duties as such, and any officer of the Trust may resign such office, at any time by written instrument signed by

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him and delivered to the President or the Clerk or to a meeting of the Trustees.
Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may at any time remove any officer of the Trust with or without cause by a vote of a majority of the Trustees. The Trustees may at any time relieve any Chairman of the Board from his duties as such with or without cause by a vote or consent of a majority of the Trustees, including a majority of the disinterested Trustees. Except to the extent expressly provided in a written agreement with the Trust, no officer of the Trust or Chairman of the Board resigning and no officer of the Trust or Chairman of the Board removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                 Indemnification

4.1 Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

4.2 Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or

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(b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

4.3 Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                    ARTICLE 5

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6

                                   Fiscal Year

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6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears.

                                    ARTICLE 7

                                      Seal

7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8

                               Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by one or more of the Chairman of the Board, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                    ARTICLE 9

                           Provisions Relating to the
                         Conduct of the Trust's Business

9.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more partnerships, corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares of any class or series issued by the Trust shall be offered and sold by such Distributor. "Adviser" shall mean any partnership, corporation, firm or association which may at the time have an advisory or management contract with the Trust.

9.2 Limitation on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Adviser or to any officer or director of the Distributor or Adviser or any officer or Trustee of the Trust and shall not permit any officer or Trustee or any officer or director of the Distributor or Adviser, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided

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that the foregoing provisions shall not prevent (a) officers and Trustees of the
Trust or officers and directors of the Distributor or Adviser from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Adviser; (b) a purchase or sale of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 and does not involve any commission or profit to any securities dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser; (c) employment of legal counsel, registrars, transfer agents, shareholder servicing agents, dividend disbursing agents or custodians who are or any one of which has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser if only customary fees are charged for services to the Trust; and (d) sharing of statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser is an officer or director or otherwise financially interested.

9.3 Limitation on Dealing in Securities of the Trust by Certain Officers, Trustees, Distributor or Adviser. Neither the Distributor nor Adviser, nor any officer or Trustee of the Trust or officer, director or partner of the Distributor or Adviser shall take long or short positions in securities issued by the Trust; provided, however, that:

      (a) The Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

      (b) Any officer or Trustee of the Trust or officer or director or partner of the Distributor or Adviser or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, partner or fiduciary as long as such purchase is not in contravention of any applicable state or federal requirement; and

      (c) The Distributor or the Adviser may at any time, or from time to time, purchase for investment shares issued by the Trust.

9.4 Securities and Cash of the Trust to be Held by Custodian Subject to Certain Terms and Conditions. All securities and cash owned by the Trust shall be held in conformity with applicable provisions of the Investment Company Act of 1940 and the rules thereunder, each as may be amended from time to time.

9.5 Determination of Net Asset Value. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or series of shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading or at such other times as the Trustees shall, consistent with the Investment Company Act of 1940 and the rules thereunder, designate. In determining asset values, all

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securities for which representative market quotations are readily available shall be valued at market value and other securities and assets shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any class or series of shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, subject to the power of the Trustees to alter the method for determining asset values. The value of such assets so determined, less total liabilities belonging to that class or series of shares (exclusive of capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents. In determining the net asset value the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE 10

                            Amendment to the By-Laws

10.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.

                                   ARTICLE 11

                            Meetings of Shareholders

11.1 Presence through Communications Equipment. Except as required by law, the Shareholders of the Trust may participate in a meeting of Shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Participation by such means shall be pursuant to reasonable procedures approved by the officers of the Trust in connection with such meeting.

11.2 Proxy Instructions Transmitted by Telephonic or Electronic Means. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been

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authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

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